Exhibit 99.1

OSI SYSTEMS REPORTS FISCAL 2026 FOURTH QUARTER

AND FISCAL YEAR FINANCIAL RESULTS

•	Record Fiscal Year 2026 Revenues of $1.79 billion

•	Q4 Earnings per Diluted Share

o	GAAP EPS of $3.27

o	Record Non-GAAP EPS of $3.78 (17% growth year-over-year)

•	Fiscal Year 2026 Earnings per Diluted Share

o	GAAP EPS of $8.95

o	Record Non-GAAP EPS of $10.35 (11% growth year-over-year)

•	Record Q4 Operating Cash Flow of $182 million

•	Record Fiscal Year 2026 Operating Cash Flow of $276 million

•	Record Backlog of $1.9 billion

•	Company Introduces Fiscal 2027 Revenues and Non-GAAP EPS Guidance

HAWTHORNE, Calif. — (BUSINESS WIRE) — August 20, 2026 — OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced its financial results for the three months and fiscal year ended June 30, 2026.

Ajay Mehra, OSI Systems’ President and Chief Executive Officer, stated, “Fiscal 2026 was a strong year for the Company, capped by record fourth quarter non-GAAP earnings per share and record operating cash flow, despite the impact of revenue headwinds from the Middle East conflicts which shifted the timing of certain planned deliveries. Our teams performed well across our three divisions, delivering solid bookings which led to substantial backlog. As we enter fiscal 2027, our opportunity pipeline, disciplined operating execution and continued focus on cash generation position us well to advance key strategic initiatives and drive long-term value.”

Financial Summary

	Three Months Ended June 30,			Fiscal Year Ended June 30,
(Dollars in thousands, except per-share amounts)	2025	2026	% Change	2025	2026	% Change
Revenues	$504,985	$484,058	-4%	$1,713,166	$1,785,984	4%

Diluted earnings per share - GAAP	$3.03	$3.27	8%	$8.71	$8.95	3%
Diluted earnings per share - non-GAAP	$3.24	$3.78	17%	$9.36	$10.35	11%

Cash flow provided by operating activities	$561	$182,110		$97,592	$275,904
Capital expenditures	$6,119	$9,298		$23,832	$30,570

The Company’s backlog was approximately $1.9 billion as of June 30, 2026 compared to $1.8 billion a year ago.

Mr. Mehra added, "The Security division continued to execute well during the fourth quarter, delivering strong profitability, outstanding cash generation and healthy bookings. While revenues were impacted by disruptions from the Middle East conflicts, underlying demand for our products and services remain encouraging. These delays do not reflect order cancellations and remain in our backlog with updated delivery schedules. The Security division ended the year with a substantial backlog, a significant opportunity pipeline and recent program wins that position the business well for the future.”

Mr. Mehra continued, “The Optoelectronics and Manufacturing division delivered strong results for the quarter with revenues up about 5% year-over-year on broad-based demand across several key end markets. Our ability to support customers with highly engineered products, precision manufacturing capabilities and global operational reach continues to differentiate us in the marketplace. We are excited by the opportunities we see across our aerospace, defense, healthcare, technology and industrial Optoelectronics customer base.”

Mr. Mehra further added, “The Healthcare division delivered an improved fourth quarter, with revenues up approximately 5% and an adjusted operating margin of 10% compared with 1% in the prior-year quarter, demonstrating the impact of operational improvements implemented throughout the year. We are focused on expanding our installed base, supporting healthcare providers with innovative clinical solutions and advancing product development initiatives designed to enhance patient care.”

The Company repurchased 564,880 shares during the fiscal 2026 fourth quarter for an aggregate cash amount of $123.6 million. The Company ended fiscal 2026 with $359.8 million of cash and cash equivalents, up from $106.4 million a year earlier. During fiscal 2026, the Company refinanced and expanded its long-term debt, extended maturities, enhanced financial flexibility to fund growth initiatives, and reduced bank lines of credit to zero while continuing to return capital to shareholders through stock repurchases.

Fiscal Year 2027 Outlook

Guidance
Revenues	$1.875 billion - $1.930 billion
YoY Growth Rate	5.0% - 8.1%

Non-GAAP Diluted Earnings Per Share	$11.13 - $11.49
YoY Growth Rate	7.5% - 11.0%

The Company is introducing its fiscal 2027 guidance for revenues and non-GAAP diluted earnings per share, as indicated above. Actual revenues and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2027 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP financial measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS being materially different from projected non-GAAP diluted EPS.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 1:30 pm PT (4:30 pm ET) today to discuss its financial results for the 2026 fourth fiscal quarter and full fiscal year. To listen, please visit the Investor Relations section of the OSI Systems website at http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call for approximately three months thereafter. The replay can be accessed through the Company’s website at www.osi-systems.com.

About OSI Systems

OSI Systems designs and manufactures specialized electronic systems and components for critical applications. The Company operates through three business segments: Security, Optoelectronics and Manufacturing, and Healthcare. Its Security division delivers advanced inspection systems, turnkey screening solutions, and comprehensive support services to protect people and infrastructure. The Optoelectronics and Manufacturing segment serves as a global supplier of high-performance optoelectronic solutions and precision manufacturing services for leading OEMs. The Healthcare segment focuses on patient monitoring, diagnostic cardiology, and related services with the goal of enhancing clinical care and patient outcomes. Serving customers in over 170 countries, OSI Systems strategically positions its sales, service, R&D, and manufacturing capabilities worldwide to provide fast and efficient delivery and support. For more information on OSI Systems or any of its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures is provided to allow for the comparison of the underlying performance of the Company, excluding the impact of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, and associated tax effects, and discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, revenue generated from such intangibles is included in determining non-GAAP financial performance of the Company. Management believes that the non-GAAP financial measures presented in this earnings release provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. Our non-GAAP financial measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP financial information to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, cash flow generation, and operational performance in fiscal 2027 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; government shutdowns; delays in revenue recognition related to the timing of customer acceptance; the impact of potential information technology, cybersecurity or data security breaches; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; the impact of the Russia-Ukraine conflict or conflicts in the Middle East, including the potential for broad economic disruption, increased global tensions, or potential disruptions to customer operations, procurement activities, transportation networks and project timing; global economic uncertainty, including the impact of tariffs; material delays and cancellations of orders or deliveries thereon, supply chain and transportation networks disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; unfavorable interest rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; contract and regulatory compliance matters, or actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent required to do so under federal securities laws.

For Additional Information, Contact:

OSI Systems, Inc.

Ajay Vashishat

Vice President

Telephone: (310) 349-2237

avashishat@osi-systems.com

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2025	2026	2025	2026
Revenues:
Products	$392,633	$373,240	$1,323,291	$1,344,733
Services	112,352	110,818	389,875	441,251
Total net revenues	504,985	484,058	1,713,166	1,785,984
Cost of goods sold:
Products	277,821	251,156	908,997	944,797
Services	58,926	64,948	216,987	248,095
Total cost of goods sold	336,747	316,104	1,125,984	1,192,892
Gross profit	168,238	167,954	587,182	593,092
Operating expenses:
Selling, general and administrative	74,685	69,747	290,879	278,390
Research and development	18,844	19,500	73,444	79,141
Impairment, restructuring and other charges, net	1,687	4,819	5,335	16,591
Total operating expenses	95,216	94,066	369,658	374,122
Income from operations	73,022	73,888	217,524	218,970
Interest and other expense, net	(7,224)	(4,118)	(31,430)	(26,224)
Income before income taxes	65,798	69,770	186,094	192,746
Provision for income taxes	(13,050)	(14,530)	(36,457)	(38,035)
Net income	$52,748	$55,240	$149,637	$154,711

Diluted earnings per share	$3.03	$3.27	$8.71	$8.95
Weighted average shares outstanding – diluted	17,412	16,910	17,178	17,280

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2025	June 30, 2026
Assets
Cash and cash equivalents	$106,405	$359,832
Accounts receivable, net	837,743	764,626
Inventories	407,174	415,562
Prepaid expenses and other current assets	71,539	71,671
Total current assets	1,422,861	1,611,691
Property and equipment, net	126,747	129,942
Goodwill	387,393	406,677
Intangible assets, net	183,290	192,355
Other non-current assets	120,966	161,787
Total Assets	$2,241,257	$2,502,452

Liabilities and Stockholders' Equity

Bank lines of credit	$178,000	$-
Current portion of long-term debt	8,130	2,531
Accounts payable	205,181	168,981
Accrued payroll and related expenses	49,535	51,819
Advances from customers	68,184	42,391
Deferred revenue	77,788	91,036
Other current liabilities	110,120	154,377
Total current liabilities	696,938	511,135
Long-term debt	463,504	998,518
Other long-term liabilities	129,731	159,838
Total liabilities	1,290,173	1,669,491
Total stockholders’ equity	951,084	832,961
Total Liabilities and Stockholders’ Equity	$2,241,257	$2,502,452

NON-GAAP FINANCIAL MEASURES AND SEGMENT INFORMATION

	Three Months Ended June 30,
	2025						2026
(Dollars in thousands, except		Operating	% of	Net	Diluted		Operating	% of	Net	Diluted
per-share amounts)	Revenues	Income	Revenues	Income	EPS	Revenues	Income	Revenues	Income	EPS
OSI Consolidated
GAAP basis	$504,985	$73,022	14.5%	$52,748	$3.03	$484,058	$73,888	15.3%	$55,240	$3.27
Impairment, restructuring and other charges, net		1,687	0.3%	1,687	0.10		4,819	1.0%	4,819	0.29
Amortization of acquired intangible assets		4,770	0.9%	4,770	0.27		6,793	1.4%	6,793	0.40
Tax effect of non-GAAP adjustments				(1,380)	(0.08)				(2,453)	(0.15)
Discrete tax benefit				(1,373)	(0.08)				(485)	(0.03)
Non-GAAP basis		$79,479	15.7%	$56,452	$3.24		$85,500	17.7%	$63,914	$3.78

		Operating	% of				Operating	% of
	Revenues	Income	Revenues			Revenues	Income	Revenues
Revenue and Operating Income by Segment
Security
GAAP basis	$366,971	$70,538	19.2%			$339,733	$63,422	18.7%
Impairment, restructuring and other charges, net		-	0.0%				1,919	0.6%
Amortization of acquired intangible assets		4,174	1.2%				5,306	1.5%
Non-GAAP basis		74,712	20.4%				70,647	20.8%

Optoelectronics & Manufacturing
GAAP basis	112,667	14,999	13.3%			117,806	15,874	13.5%
Impairment, restructuring and other charges, net		-	0.0%				184	0.2%
Amortization of acquired intangible assets		327	0.3%				1,216	1.0%
Non-GAAP basis		15,326	13.6%				17,274	14.7%

Healthcare
GAAP basis	42,684	(1,368)	-3.2%			44,751	1,584	3.5%
Impairment, restructuring and other charges, net		1,467	3.4%				2,620	5.9%
Amortization of acquired intangible assets		269	0.7%				271	0.6%
Non-GAAP basis		368	0.9%				4,475	10.0%

Corporate/Elimination
GAAP basis	(17,337)	(11,147)				(18,232)	(6,992)
Impairment, restructuring and other charges, net		220					96
Non-GAAP basis		(10,927)					(6,896)

OSI Consolidated
GAAP basis	$504,985	73,022	14.5%			$484,058	73,888	15.3%
Impairment, restructuring and other charges, net		1,687	0.3%				4,819	1.0%
Amortization of acquired intangible assets		4,770	0.9%				6,793	1.4%
Non-GAAP basis		$79,479	15.7%				$85,500	17.7%

NON-GAAP FINANCIAL MEASURES AND SEGMENT INFORMATION

	Fiscal Years Ended June 30,
	2025					2026
(Dollars in thousands, except		Operating	% of	Net			Operating	% of	Net
per-share amounts)	Revenues	Income	Revenues	Income	EPS	Revenues	Income	Revenues	Income	EPS
OSI Consolidated
GAAP basis	$1,713,166	$217,524	12.7%	$149,637	$8.71	$1,785,984	$218,970	12.3%	$154,711	$8.95
Impairment, restructuring and other charges, net		5,335	0.3%	5,335	0.31		16,591	0.9%	16,591	0.97
Amortization of acquired intangible assets		17,996	1.1%	17,996	1.05		17,751	1.1%	17,751	1.03
Non-recurring retirement expense for former CEO				-	-				4,359	0.25
Tax effect of non-GAAP adjustments				(5,413)	(0.32)				(8,803)	(0.51)
Discrete tax benefit				(6,717)	(0.39)				(5,806)	(0.34)
Non-GAAP basis		$240,855	14.1%	$160,838	$9.36		$253,312	14.2%	$178,803	$10.35

		Operating	% of				Operating	% of
	Revenues	Income	Revenues			Revenues	Income	Revenues
Revenue and Operating Income by Segment
Security
GAAP basis	$1,196,180	$204,952	17.1%			$1,247,949	$201,463	16.1%
Impairment, restructuring and other charges, net		1,882	0.2%				7,006	0.6%
Amortization of acquired intangible assets		14,882	1.2%				14,448	1.2%
Non-GAAP basis		221,716	18.5%				222,917	17.9%

Optoelectronics & Manufacturing
GAAP basis	412,065	51,540	12.5%			450,817	57,146	12.7%
Impairment, restructuring and other charges, net		619	0.2%				445	0.1%
Amortization of acquired intangible assets		1,862	0.4%				2,220	0.5%
Non-GAAP basis		54,021	13.1%				59,811	13.3%

Healthcare
GAAP basis	168,362	2,462	1.5%			162,729	(33)	0.0%
Impairment, restructuring and other charges, net		2,246	1.3%				6,945	4.3%
Amortization of acquired intangible assets		1,252	0.7%				1,083	0.6%
Non-GAAP basis		5,960	3.5%				7,995	4.9%

Corporate/Elimination
GAAP basis	(63,441)	(41,430)				(75,511)	(39,606)
Impairment, restructuring and other charges, net		588					2,195
Non-GAAP basis		(40,842)					(37,411)

OSI Consolidated
GAAP basis	$1,713,166	217,524	12.7%			$1,785,984	218,970	12.3%
Impairment, restructuring and other charges, net		5,335	0.3%				16,591	0.9%
Amortization of acquired intangible assets		17,996	1.1%				17,751	1.0%
Non-GAAP basis		$240,855	14.1%				$253,312	14.2%